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                                                                   EXHIBIT 23.2



                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


As independent petroleum engineers, we hereby consent to the use of our name in the Annual Report and Form 20-F of Petsec Energy Ltd, parent of Petsec Energy Inc, for the period ended December 31, 1998. We further consent to the inclusion of our estimate of reserves and present value of future net reserves in such Annual Report.



RYDER SCOTT COMPANY
PETROLEUM ENGINEERS



Houston, Texas
May 12, 1999